CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of American Funds Insurance Series of our report dated February 12, 2021, relating to the financial statements and financial highlights of International Growth and Income Fund (one of the funds constituting American Funds Insurance Series), which appears in such Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent registered public accounting firm” and “Prospectuses and reports to shareholders” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

November 29, 2021